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                                                                    EXHIBIT 5.01


                                  June 2, 2000

Talarian Corporation
333 Distel Circle
Los Altos, CA 94022

Gentlemen/Ladies:

      At your request, we have examined the Registration Statement, as amended, (the "REGISTRATION STATEMENT") on Form S-1 (File Number 333-34694) filed by Talarian Corporation, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on April 13, 2000, Amendment No. 1 thereto filed on May 5, 2000 and Amendment No. 2 thereto to be filed on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of up to 4,000,000 shares of the Company's Common Stock (the "STOCK").

      In rendering this opinion, we have examined the following:

      (1) the Company's Certificate of Incorporation, certified by the Delaware Secretary of State on March 27, 2000.

      (2) the Company's First Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on May 26, 2000.

      (3) the Company's Certificate of Designation of Preferred Stock, certified by the Delaware Secretary of State on May 31, 2000.

      (4) the Company's Bylaws, certified by the Company's Secretary on May 12, 2000.

      (5) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

      (6)   the Prospectus prepared in connection with the Registration
            Statement.

      (7) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books and the minute books of Talarian Corporation, a California corporation ("TALARIAN CALIFORNIA") to which the Company will be the successor, that are in our possession.

      (8) the stock records for both the Company and Talarian California that the Company has provided to us (consisting of a list of shareholders and a list of option and warrant holders respecting the Company's and Talarian California's capital and of
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            any rights to purchase capital stock that was prepared by the
            Company and dated June 2, 2000 verifying the number of such issued and outstanding securities).

      (9) a Management Certificate addressed to us and dated of even date herewith executed by the Company and Talarian California containing certain factual and other representations.

      (10) Talarian California's Amended and Restated Articles of Incorporation, as amended, certified by the California Secretary of State on May 23, 2000.

      (11) Talarian California's Bylaws, certified by the Secretary of Talarian California on June 2, 2000.

      (12) the form of the Merger Agreement pursuant to which Talarian California will merge with and into the Company in connection with its Delaware reincorporation (the "DELAWARE REINCORPORATION").

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials, records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

      We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

      In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such

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shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock. In addition, we have assumed that prior to the effectiveness of the Registration Statement, Talarian California will have merged with and into the Company to complete the Delaware Reincorporation.

      Based upon the foregoing, it is our opinion that the up to 4,000,000 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of the Stock subject to the Registration Statement and is not to be relied upon for any other purpose.

                                       Very truly yours,

                                       FENWICK & WEST LLP

                                       By: /s/ BARRY KRAMER
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